Exhibit 10.8

VOGENX, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The purpose of this Non-Employee Director Compensation Policy (the “Policy”) of Vogenx, Inc., a Delaware corporation (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“Outside Directors”). This Policy will become effective as of the effective time of the registration statement for the Company’s initial public offering of its equity securities (the “Effective Date”). In furtherance of the purpose stated above, all Outside Directors shall be paid compensation for services provided to the Company as Outside Directors as set forth below:

Cash Retainers

Annual Retainer for Board Membership: $40,000 for general availability and participation in meetings and conference calls of our Board of Directors. No additional compensation will be paid for attending individual meetings of the Board of Directors.

Additional Annual Retainer for Non-Executive Chairperson:	$10,000

Additional Annual Retainers for Committee Membership:
Audit Committee Chairperson:	$7,500
Audit Committee member (other than Chairperson):	$2,500
Compensation Committee Chairperson:	$7,500
Compensation Committee member (other than Chairperson):	$2,500
Nominating and Corporate Governance Committee Chairperson:	$7,500
Nominating and Corporate Governance Committee member (other than Chairperson):	$2,500

All cash retainers will be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter

Expenses

The Company will reimburse all reasonable out-of-pocket expenses incurred by Outside Directors in attending meetings of the Board of Directors or any committee thereof.

Equity Grants

Outside Directors will be eligible to receive equity awards as approved by the Board of Directors from time to time.

Adopted July 21, 2026, subject to effectiveness of the Company’s Registration Statement on Form S-1.